CLIENT SERVICE AGREEMENT

     THIS CLIENT SERVICE AGREEMENT (hereinafter referred to as "Agreement") is executed April 23, 1997, by and between HOSPITALITY EMPLOYEE LEASING PROGRAM, INC., an Ohio corporation, (hereinafter referred to as "HELP") with principal offices located at 8534 E. Kemper Road, Cincinnati, Ohio 45249 and JANUS INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "CLIENT"). In consideration of the mutual promises contained herein below, the parties agree as follows:

1. PERSONNEL

     (a) As used in this Agreement, the term "Job Function Positions" means the personnel positions commonly associated with the administration and operation of hotels, motels and related hospitality businesses including, without limitation, those associated with housekeeping, maintenance, laundry, front desk and other office personnel, restaurant/lounge and kitchen, room and other guest services and general management.

     (b) HELP hereby agrees to furnish to CLIENT and CLIENT hereby agrees to engage from HELP, personnel for the Job Functions Positions of the hotels, motels and related hospitality businesses owned and/or managed by Client as listed on Exhibit A hereto, as the same may be amended from time to time, upon the following terms and conditions.

     (c) HELP acknowledges and agrees that CLIENT is relying exclusively upon the services of HELP in filling CLIENT's personnel requirements at the hotel, motel and other hospitality establishments presently owned and/or managed by CLIENT, and that CLIENT will continue to rely on the expertise of HELP in the hospitality employee leasing business, as CLIENT expands its business, for the foreseeable future. HELP represents and warrants to CLIENT that it has the resources and personnel contacts in each of the markets in which the establishment identified in Exhibit A are located, in order to permit the continued operation of such establishments, consistent with past practice.

2. TERM OF AGREEMENT

     This Agreement shall have an initial term of one (1) year. This Agreement shall automatically renew for additional one (1) year terms unless canceled by either party at least three (3) months prior to the scheduled termination date. Notwithstanding the foregoing, if CLIENT should sell or cease to have management responsibility for any of the establishments listed in Exhibit A, or such additional establishments that CLIENT may acquire or for which CLIENT may assume management responsibility subsequent to the date hereof, CLIENT may terminate the services of HELP as to such particular establishment or establishments coincident with the date of sale by CLIENT or the date of cessation of its management responsibility.

3. WORKING ENVIRONMENT

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     (a) CLIENT agrees that it will comply with all health and safety laws, regulations, ordinances, directives, and rules imposed by controlling federal, state and local government in all areas where HELP employees shall furnish services and shall keep working premises so as not to be in violation of any health or safety laws or ordinances, including without limitation, the Hazardous Chemical Act.

     (b) The premises shall be kept so that the working conditions are safe and healthy for HELP employees. HELP agrees to advise CLIENT immediately of any information of which it becomes aware in order to facilitate CLIENT's compliance with the provisions of paragraph (a) above. HELP will immediately report all accidents and injuries to CLIENT.

4. REPRESENTATIONS AND WARRANTIES OF HELP

     HELP represents and warrants to CLIENT as follows:

     (a) It is presently providing services for the Job Function Positions at the establishments listed on Exhibit A and there presently exists no labor dispute or claim of unfair labor practice at any of such establishments which would impede HELP's ability to provide services pursuant to this Agreement.

     (b) Wages and compensation to HELP employees is current and HELP has, to date paid, and will continue to pay, on a timely basis all withholding tax and other employment - related taxes due with respect to HELP employees to the federal government and the taxing authorities of all applicable state and local jurisdictions.

     (c) The employee benefits provided by HELP to its employees are described in Exhibit B hereto.

5. REPRESENTATIONS AND WARRANTIES OF CLIENT

     CLIENT represents and warrants to HELP as follows:

     (a) That no separate agreements or arrangements exist that would obligate HELP except as set forth herein.

     (b) That, in the opinion of CLIENT, all pension and profit sharing plans in existence are current and in compliance with applicable law and this Agreement shall not be deemed a breach under the terms of those plans.

     (c) That CLIENT is not in default of the Management Agreement for any of the properties managed by CLIENT which are listed on Exhibit A and the execution of this Agreement shall not cause a default under any such Management Agreement.


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6. PAYMENT TERMS

     (a) HELP will bill CLIENT and CLIENT agrees to pay for services performed by HELP employees.

     (b) CLIENT may submit and/or verify time records on said basis for HELP employees assigned to CLIENT.

     (c) All payments for services performed by HELP employees must be made by CLIENT in the following form (1) wire transfer into HELP account; (2) cashier's check; or (3) other form of payment pre-approved in writing by HELP.

     (d) CLIENT agrees to pay HELP the amount due for that pay period within twenty-four (24) hours after written notification.

     (e) Any statutory or government body increase in local, state or federal employment taxes, insurance, or any change in the Job Function Positions shall be effective on the date of such increase or change.

     (f) If CLIENT believes that any billing or other communication between the parties is in error, CLIENT shall immediately notify HELP of such error.

7. ADMINISTRATIVE FEE

     (a) CLIENT shall pay HELP reimbursable fees associated with payroll processing per HELP employee per pay period. Pay period for purposes of this Agreement shall mean every other Friday. Administrative fees, described in Exhibit C hereto, are due with the regularly scheduled payment on the agreed upon pay day.

     (b) During the initial term of this Agreement, HELP may not adjust its administrative fee. During any renewal term of this Agreement, upon thirty (30) days written notice, HELP may adjust its fee rate, but in an amount no greater than five percent (5%) over a twelve (12) month period.

8. INSURANCE

     (a) If any HELP employee filling a JOB Function Position is to drive a vehicle of any kind for CLIENT, CLIENT shall furnish automobile insurance. CLIENT shall cause its insurance carrier to name HELP as an additional named insured and issue a Certificate of Insurance to HELP allowing not less than thirty (30) days advanced notice of cancellation or material change in the nature or amounts of insurance coverage.

     (b) HELP represents and warrants to CLIENT that it maintains worker's compensation and general liability insurance with respect to its employees and that its coverages are adequate in scope and amount. HELP has provided CLIENT with a certificate of its present


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insurance coverage and agrees to provide CLIENT with evidence of coverage annually on the policy renewal dates. HELP shall cause its insurance carriers to name CLIENT as an additional named insured. Each certificate of insurance shall provide that CLIENT will be given not less than thirty (30) days advanced notice of cancellation or material change in the nature or amounts of insurance coverage.

     (c) CLIENT agrees to cause its insurance carrier to name HELP as an additional named insured on CLIENT's General Liability Insurance policy and issue a certificate of insurance allowing not less than thirty (30) days advance notice of cancellation or material change in the nature or amounts of insurance coverage.

9. ADMINISTRATION

     (a) It is understood and agreed that all individuals assigned to CLIENT to fill the Job Function Positions are employees of HELP. The CLIENT understands and agrees that HELP reserves the exclusive rights to exercise all power and control over its employees belonging to an employer at common law and by statute including, without limitation, the rights to determine whether an employee is to be hired or retained; to supervise through HELP personnel the performance by criteria established by HELP; to reprimand, suspend, terminate or otherwise discipline employees; to expand, reduce, alter, combine, transfer, assign or otherwise change work assignments; and to determine and control such other conditions as are incidental to employment. HELP represents and warrants to CLIENT that its employees are employed "at will".

     (b) HELP is responsible for such administrative employment matters as payment of all federal, state and local employment taxes, providing workers' compensation coverage, as well as nonobligatory fringe benefit programs for its employees.

     (c) If requested by HELP, CLIENT agrees to participate in the periodic evaluation of HELP employees. HELP will use these evaluations to determine wage and rate adjustments.

10. SUPERVISION

     The HELP on-site supervisor or if none, the HELP regional manager, shall determine the procedures to be followed by HELP employees regarding the time and performance of their duties. If requested by HELP, CLIENT agrees to cooperate with HELP in the formation of such policies and procedures relating to HELP employees.

11. HOLIDAY AND VACATION PAY

     (a) Each HELP employee receives paid holidays as set out in Exhibit D hereto. CLIENT agrees that the cost of HELP employee holidays is included in the fees paid to HELP by CLIENT.

     (b) Each HELP employee receives a paid vacation in accordance with the policy described in Exhibit D hereto. CLIENT agrees that the cost of HELP employee vacations is included in the fees paid to HELP by CLIENT.


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12. INDEMNIFICATION AND ATTORNEY'S FEES

     (a) HELP agrees to indemnify, defend and hold CLIENT harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) which the CLIENT may suffer as a result of any claim asserted against CLIENT: (i) for payroll or related tax payable by HELP in connection the services of its employees pursuant to this Agreement; (ii) arising out of the acts or omissions of HELP employees; or (iii) in respect of any worker's compensation claims brought by HELP employees.

     (b) CLIENT agrees to indemnify, defend and hold HELP harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) which HELP may suffer as a result of any actions or omissions by CLIENT.

     (c) In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this Agreement or to enforce the terms of this Agreement, the prevailing party in such action shall be awarded reasonable attorney's fees and costs in addition to any other relief to which the party may be entitled.

13. APPROVAL OF SUPPLIED STAFF

     HELP shall provide employees which are duly qualified and skilled in the area in which their services are to be utilized. HELP reserves the right to determine which of HELP's employees shall be designated to fill CLIENT's Job Function Positions provided, that, HELP will consult with CLIENT in this regard as frequently as possible. HELP reserves the right to determine which of HELP's employees shall be designated to fill CLIENT'S Job Function Positions, provided, that CLIENT shall possess the right to reject any employee so furnished. If any HELP employee is rejected, HELP agrees to furnish a suitable replacement within a reasonable time and if one cannot be found within a reasonable time, HELP will provide temporary personnel from a temporary help agency. The CLIENT agrees to pay for temporary help costs directly at the prevailing rates for temporary personnel.

14. ASSIGNMENT

     Neither HELP nor CLIENT may assign any rights under this Agreement nor transfer this Agreement in whole or part, without the express written consent of the other party.

15. WAIVER

     Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof nor prejudice either party as regards to any subsequent action.


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16. NOTICES

     Any notice or demand to be given hereunder by either party shall be effected by personal delivery in writing or by certified mail, postage prepaid return receipt requested or by overnight courier service and shall be deemed communicated forty-eight (48) hours after mailing. Mailed notices shall be addressed to the party's principal place of business, but each party may change the address by written notice in accordance with this paragraph.

17. TERMINATION FOR DEFAULT

     If the CLIENT fails to pay any sum due pursuant to this Agreement or breaches any other term, condition or obligation of this Agreement, or if any proceeding in bankruptcy, receivership or insolvency shall be instituted by or against the CLIENT, or if the CLIENT's financial condition should otherwise be materially impaired so as to put HELP at a substantial risk of nonpayment by the CLIENT, then the CLIENT shall be and is in default under this Agreement. In the event of default by the CLIENT, HELP may at its option terminate this Agreement and terminate the employees provided under this Agreement upon such prior written notice to the CLIENT as shall be reasonable under the circumstances.

18. CONSTRUCTION

     (a) This Agreement shall be interpreted, construed and governed by and under the laws of the State of Ohio.

     (b) The paragraph headings of this Agreement are for reference only and shall not be considered in the interpretation of this Agreement.

     (c) Should any term, covenant, condition or provision of this Agreement be held to be invalid or unenforceable, the balance of the Agreement shall remain in full force and shall stand as if the unenforceable provision did not exist.

     (d) This Agreement constitutes the entire Agreement between the parties with regard to this subject matter and no other Agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement may be changed only by a written amendment signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                           HOSPITALITY EMPLOYEE LEASING
                                           PROGRAM, INC.


                                           By:______________________________
                                                Name:
                                                Title:


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                                           JANUS INDUSTRIES, INC.



                                           By:_____________________________
                                                 Name: James E. Bishop
                                                 Title: President


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                                    Exhibit A

Locations Owned (Directly or Indirectly) by Client

Days Inn, Sharonville, Ohio
Knights Inn, Westerville, Ohio
Knights Inn, Michigan City, Indiana
Knights Inn, Lafayette, Indiana
Best Western, Doswell, Virginia
Days Inn, Raleigh, North Carolina
Days Inn RTP, Raleigh, North Carolina

Locations Managed by Client

Days Inn, Cincinnati, Ohio
Days Inn, Pompano Beach, Florida
Holiday Inn Express, Juno Beach, Florida
Howard Johnson, Juno Beach, Florida
Holiday Inn Pompano, Pompano Beach, Florida
Comfort Suites, Blue Ash, Ohio

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                                    Exhibit B

                      Description of HELP Employee Benefits

See Employee Handbook attached hereto.

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                                    Exhibit C

                     Description of HELP Administrative Fees

$8.15 per pay period per employee. Pay periods are bi-monthly.

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                                    Exhibit D

List of Paid Holidays

See Employee Handbook attached hereto.

Vacation Policy

See Employee Handbook attached hereto.